UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2016

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2016, Navigant Consulting, Inc. (the “Company”) announced that Stephen R. Lieberman has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective April 18, 2016. Mr. Lieberman will succeed Thomas A. Nardi, who served as Executive Vice President and Interim Chief Financial Officer from November 2015. Mr. Nardi is expected to remain with the Company for a brief period to assist with the transition of responsibilities.

Mr. Lieberman, age 51, served as Senior Vice President, Finance and Chief Financial Officer, Latin America for Laureate Education, Inc., a global network of private higher education institutions, from January 2012 to April 2016. From March 2011 to January 2012, Mr. Lieberman served as Senior Vice President, Finance for Dana Holding Corporation, a vehicle component supplier, and prior to that, from September 2006 to October 2010, he served as Vice President and Treasurer of United Airlines.

There are no arrangements or understandings between Mr. Lieberman and any other person pursuant to which he was appointed as an officer of the Company. Mr. Lieberman does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Lieberman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of Mr. Lieberman’s at-will offer letter with the Company, he will receive an initial annual base salary of $500,000 and will be eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the Compensation Committee of the Board of Directors of the Company. Under the terms of the offer letter, Mr. Lieberman’s 2016 target bonus opportunity under the annual incentive plan will equal 75% of his base salary and any bonus award earned will be prorated based on the number of days he is employed with the Company in 2016. Mr. Lieberman will also receive a relocation allowance of $125,000, subject to repayment in the event he voluntarily terminates his employment with the Company within the first twelve months of employment.

In addition, Mr. Lieberman will receive an initial equity grant of restricted stock units with an aggregate grant date value equal to $500,000, calculated based on the average closing price of the Company’s common stock for the 30 calendar day period immediately preceding the grant date. The restricted stock units will vest in one-third annual increments subject to Mr. Lieberman’s continued employment through the applicable vesting date, except that the restricted stock units will fully vest if, prior to the vesting date, Mr. Lieberman’s employment is terminated by the Company without “cause” or by Mr. Lieberman due to a “constructive termination of employment” (each as defined in the offer letter). The grant of restricted stock units will be evidenced by, and further subject to the terms and conditions set forth in, a restricted stock unit award agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Lieberman will also receive a 2016 annual grant pursuant to the Company’s long-term equity incentive program having an aggregate grant date value of $500,000, with (i) 50% of the aggregate grant value consisting of performance-based restricted stock units (vesting three years from the grant date if and only to the extent that specific performance goals are met during the three-year performance period ending December 31, 2018), (ii) 25% of the aggregate grant date value consisting of time-based restricted stock units (vesting ratably over a three-year period) and (iii) 25% of the aggregate grant date value consisting of stock options (vesting ratably over a three-year period), subject in each case to Mr. Lieberman’s continued employment through the applicable vesting date or except as set forth in the applicable award agreement. Mr. Lieberman has also entered into the Company’s standard form of executive officer business protection and arbitration agreement, which binds Mr. Lieberman to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

The offer letter further provides, among other things, that Mr. Lieberman will be eligible for the Company’s standard executive severance benefits, which generally provide that if Mr. Lieberman’s employment is terminated by the Company without cause or by Mr. Lieberman due to a constructive termination of employment, then the Company will pay Mr. Lieberman a cash severance payment equal to the sum of his base salary and the average of his annual bonuses for the three most recently completed years (or such shorter period if employed by the Company for less than three years) or his annual target bonus if Mr. Lieberman’s employment with the Company is terminated prior to the date he is eligible to receive his first annual bonus. The offer letter also provides that if (i) during the one-year period following a change of control, Mr. Lieberman’s employment is terminated by the Company without cause or by Mr. Lieberman due to a constructive termination of employment, or (ii) during the six-month period preceding a change of control, the Company terminates Mr. Lieberman’s employment other than for cause, death or disability in anticipation of a change of control transaction that the Board of Directors is actively considering and that is ultimately consummated, the Company will pay Mr. Lieberman a cash severance payment equal to two times the sum of (1) his base salary and (2) the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or his target bonus if Mr. Lieberman’s employment is terminated prior to the date he is eligible to receive his first annual bonus. In the event Mr. Lieberman becomes eligible for cash severance benefits under the offer letter, and also in the event that Mr. Lieberman’s employment is terminated by reason of death or disability, the Company will also pay Mr. Lieberman COBRA premiums (less the amount of his portion of such premiums as in effect prior to the date of termination) for up to 12 months and any earned but unpaid annual bonus for the year prior to his termination and a prorated annual bonus based on actual performance for the year in which his employment terminates.

The foregoing description of Mr. Lieberman’s at-will offer letter with the Company is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Offer Letter dated February 19, 2016 between Navigant Consulting, Inc. and Stephen Lieberman.

99.1	Press Release dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: April 4, 2016	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Offer Letter dated February 19, 2016 between Navigant Consulting, Inc. and Stephen Lieberman.

99.1	Press Release dated April 4, 2016.

5